UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2015

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 23, 2015, WesBanco, Inc. (“WesBanco”) issued a press release announcing that on October 22, 2015 its Board of Directors adopted a new stock repurchase plan, to purchase up to an additional one million shares of WesBanco common stock representing approximately 2.6% of outstanding shares on the open market.  The timing, price and quantity of purchases will be at the discretion of the corporation and the program may be discontinued or suspended at any time.  The stock repurchase plan is not subject to an expiration date.

The shares would be available for general corporate purposes, which may include future acquisitions, employee benefit plans, and the shareholder dividend reinvestment plan.  This new stock repurchase authorization is in addition to the existing stock repurchase program approved by the Executive Committee on March 21, 2007 which has approximately 314,184 shares remaining for repurchase.

The press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits 99.1 - Press release dated October 23, 2015 announcing the approval of a new stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: October 23, 2015	/s/ Robert H. Young
Robert H. Young
Executive Vice President and Chief Financial Officer